Exhibit 10.7






                            RICHFOOD HOLDINGS, INC.
                   NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN


                                   ARTICLE I

                                  DEFINITIONS

1.01.		Administrator means the President of the Company or his
designee.
1.02.		Affiliate means any "subsidiary" or "parent" corporation
(within the meaning of Section 424 of the Code) of the Company.
1.03.		Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an Option granted to such Participant.
1.04.		Board means the Board of Directors of the Company.
1.05.		Change in Control means the occurrence of either of the
following: (i) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the aggregate voting power of all classes of the Company's then outstanding voting securities; or (ii)
the shareholders of the Company approve (A) a plan of merger, consolidation or share exchange between the Company and an entity other than a direct or indirect wholly owned subsidiary of the Company, or (B) a proposal with respect to the sale, lease, exchange or other disposal of all, or substantially all, of the Company's property.
1.06.		Code means the Internal Revenue Code of 1986, and any
amendments thereto.
1.07.		Common Stock means the Common Stock, without par value, of
the Company.
1.08.		Company means Richfood Holdings, Inc.
1.09.		Disability means a condition, determined on the basis of
medical evidence satisfactory to a physician designated by the Administrator, rendering a Participant, due to bodily injury or disease or mental illness, unable to perform the essential duties of a member of the Company's Board.
1.010.


1.10.		Fair Market Value means, on any given date, the last sales
price of a share of Common Stock as reported on the NASDAQ over-the-counter national reporting system of the National Association of Securities Dealers, Inc. as reported by the National Quotation Bureau, Inc. The preceding sentence to the contrary notwithstanding, if the Common Stock is listed upon any established stock exchange, the Fair Market Value on any given day shall be the closing price of the Common Stock on such exchange. If the Common Stock was not traded on the NASDAQ over-the-counter national market or on an established stock exchange on such day, then the Fair Market Value is determined with reference to the next preceding day that the Common Stock was so traded.
1.11.		Option means a stock option that entitles the holder to
purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.
1.12.		Participant means a member of the Board who is not an
employee of the Company or an Affiliate on the applicable date of grant.
1.13.		Plan means the Richfood Holdings, Inc. Non-Employee
Directors' Stock Option Plan.
1.14.		Retirement means retirement pursuant to the retirement
policy adopted by the Company with respect to its directors as in effect from time to time.

                                   ARTICLE II

                                    PURPOSES

	The Plan is intended to promote a greater identity of interest between the non-employee directors of the Company and the Company's shareholders, and to assist the Company in attracting and retaining non-employee directors by affording Participants an opportunity to share in the future success of the Company and its Affiliates. The Plan is intended to permit the grant of Options. The proceeds received by the Company from the sale of Common Stock pursuant to this Plan shall be used for general corporate purposes.

                                  ARTICLE III

                                 ADMINISTRATION

	The Plan shall be administered by the Administrator. The Administrator shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of this Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision made, or action taken, by the Administrator or in connection with the administration of this Plan shall be final and conclusive. The Administrator shall not be liable for any act done in good faith with respect to this Plan, any Agreement or Option. All expenses of administering this Plan shall be borne by the Company.

                                   ARTICLE IV

                                    OPTIONS



4.01.		Grant of Options.  Subject to Section 4.07, each Participant shall be granted an Option for 1,000 shares of Common Stock on September 1, of each year during the term of this Plan. However, if there is an insufficient number of shares to grant each Participant an Option for 1,000 shares in a given year, the available shares shall be used to grant an Option to each Participant on a pro rata basis. All Options shall be evidenced by Agreements which shall be subject to the applicable provisions of this Plan and to such other provisions as the Administrator may adopt.
4.02.		Option Price.  The price per share for Common Stock
purchased on the exercise of an Option shall be the Fair Market Value on the date that the Option is granted.
4.03.		Maximum Option Period.  The maximum period during which an
Option may be exercised shall be ten years from the date of grant. In the event of the Participant's death, the Option may be exercised by the Participant's estate or by such person or persons who succeed to the Participant's rights by will or the laws of descent and distribution following the Participant's death until the expiration of the Option period.
4.04.		Exercise.  Subject to the provisions of Article VI, an
Option shall be exercisable with respect to twenty-five percent (25%) of the shares subject to an Option on the first anniversary of the date of grant and with respect to an additional twenty-five percent (25%) of the shares subject to an Option on each anniversary of the date of grant so that an Option shall be fully exercisable on the fourth anniversary of the date of grant. However, if a Participant separates from service on the Board by reason of death, Disability, Retirement or following a Change in Control, his or her Options shall become immediately exercisable with respect to all shares to which they relate and shall remain exercisable throughout the terms thereof. An Option may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option.
4.05.		Payment of Option Price.  Payment of the Option price shall
be made in cash, a cash equivalent acceptable to the Administrator or by surrender of shares of Common Stock. Payment of all or part of the Option price also may be made by withholding or reducing the number of shares of Common Stock otherwise issuable to the Participant upon the exercise of an Option. The cash, cash equivalent or shares of Common stock must have an aggregate Fair Market Value (determined as of the day preceding the date of exercise) that is not less than the Option price for the number of shares for which the Option is being exercised.
4.06.		Shareholder Rights.  No Participant shall have any rights as a shareholder with respect to shares subject to his or her Option until the date of exercise of such Option.
4.07.		Stock Subject to Options.  Upon the exercise of any Option,
the Company may deliver to the Participant (or the Participant's broker if the Participant so directs), shares from its previously authorized but unissued Common Stock. The maximum aggregate number of shares of Common Stock that may be issued pursuant to the exercise of Options under this Plan is seventy-five thousand (75,000), subject to adjustment as provided in Article V.

                                   ARTICLE V

                     ADJUSTMENT UPON CHANGE IN COMMON STOCK

	The number of shares for which Options may be granted under Article IV, and the terms of outstanding Options shall be adjusted as the Administrator shall determine to be equitably required in the event that
(a) the Company (i) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (ii) engages in a transaction to which Section 424 of the Code applies or (b) there occurs any other event which in the judgment of the Administrator necessitates such action. Any determination made under this Article V by the Administrator shall be final and conclusive.
	The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Options.

                                   ARTICLE VI

             COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

	No Option shall be exercisable, no Common Stock shall be issued and no certificates for shares of Common Stock shall be delivered, except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company's shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock for which an Option is exercised may bear such legends and statements as the Administrator may deem advisable to assure compliance with federal and state laws and regulations. No Option shall be exercisable, no Common
Stock shall be issued and no certificate for shares shall be delivered until the Company has obtained such consent or approval as the Administrator may deem advisable from regulatory bodies having jurisdiction over such matters.

                                  ARTICLE VII

                               GENERAL PROVISIONS



I.		Effect on Service.  Neither the adoption of this Plan, its
operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any Participant any right to continue service as a member of the Board.
II.		Unfunded Plan.  The Plan shall be unfunded and the Company shall not be required to segregate any asset that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company or Affiliates.
III.		Rules of Construction.  Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.
IV.	     Nontransferability.  A Participant may not transfer or assign any rights he or she has under this Plan other than by will or the laws of descent and distribution. During the lifetime of the Participant to whom an Option is granted, the Option may be exercised only by the Participant.
No right or interest of a Participant under this Plan shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

                                  ARTICLE VIII

                           AMENDMENT AND TERMINATION

	The Board may amend or terminate this Plan at any time and from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if the amendment (a) materially increases the aggregate number of shares of Common Stock that may be issued pursuant to the Plan, (b) materially increases the benefits accruing to Participants under the Plan or (c) materially changes the class of individuals who may become participants. The preceding sentence to the contrary notwithstanding, the Plan may not be amended more than once in any six month period unless such amendment is required to comply with the Code or the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder. Neither an amendment nor the termination of this Plan shall, without a Participant's consent, adversely affect any rights of such Participant under any Option outstanding at the time of such amendment or termination.

                                   ARTICLE IX

                                DURATION OF PLAN

	No Option may be granted under this Plan after September 1, 2000. Options granted before that date shall remain valid in accordance with their terms.

                                   ARTICLE X

                             EFFECTIVE DATE OF PLAN

	This Plan will be effective on September 1, 1994, provided that this Plan is approved by a majority of the votes entitled to be cast by the Company's shareholders, voting either in person or by proxy, at a duly held shareholders' meeting.